EXHIBIT 10.3

AMENDMENT TO employment agreement

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED APRIL 1, 2014 is made and entered into as of January 1, 2015, by and between MassRoots, Inc. (the “Company”), and Tyler Knight (the “Employee”).

R E C I T A L S

WHEREAS, the Company and Employee entered into an Amended Employment Agreement on April 1, 2014.

WHEREAS, the Company has determined the Employee has routinely exceeded key performance metrics in his area of operations.

NOW, THEREFORE, be it resolved that Section 5 (a) of the Employment Agreement dated April 1, 2014 to be amended to state:

(a) Employee shall receive an annual salary of sixty thousand dollars ($60,000) (“Base Salary”) paid in accordance with the Company’s normal payroll practices. The Company may make such deductions, withholdings or payments from sums payable to Employee hereunder which are required by law for taxes and similar charges. The Company will review Employee’s base salary in accordance with the Company’s normal payroll procedures.

IN WITNESS WHEREOF, Employee and the Company have executed this Employment Agreement as of the day and year first above written.

By: /s/ Isaac Dietrich Name: Isaac Dietrich Title: Chairman and CEO

By: /s/ Tyler Knight
Employee Signature